UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2015

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259 (Commission File Number)	94-3267295 (IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California (Address of Principal Executive Offices)	95131 (Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

In regard to the press release issued June 17, 2015 by ClearCorrect entitled: “USPTO Finds Significant Questions of Patentability Exist Relative to Align Technology's Patents and Moves to Cancel Key Claims”, Align has provided the following statements:

•	The decision of the US Patent and Trademark Office (USPTO) to reexamine claims in three of Align’s patents (6,217,325; 6,722,880; 8,070,487) is a low threshold standard and the start of a process.
•
The reexamination process at this point is in the preliminary stage based only on arguments provided by ClearCorrect, and no final decision has been made by the USPTO.  Now Align will have the ability to respond and present its rebuttal arguments and evidence.

•
All three patents (6,217,325; 6,722,880; 8,070,487) were previously found to be valid by the Administrative Law Judge (ALJ) and the Commission during the International Trade Commission (ITC) investigation.  ClearCorrect was found to have infringed all three patents.

•	Regarding patent 6,217,325: it was previously reexamined by the USPTO during the OrthoClear litigation and confirmed as valid and patentable.
•	Regarding patent 6,722,880: OrthoClear also unsuccessfully sought to seek reexamination of patent 6,722,880.
•
The cited prior art references relied upon by ClearCorrect in these reexaminations are not new, and were all previously of record with the USPTO and were considered by the original prosecution, or prior reexaminations, or by the ALJ and Commission during the ITC proceedings.

•	The pending Federal Court proceedings against ClearCorrect in Houston involve nine patents, including seven not subject to the current reexamination process.
•	All previous reexaminations of Align’s patents have resulted in the patents being confirmed valid.
•	Align intends to continue to expand its patent portfolio and vigorously enforce its intellectual property rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2015	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal & Corporate Affairs, General Counsel and Corporate Secretary